CUSTODIAN AGREEMENT

      THIS AGREEMENT, dated as of March 5, 2007, among AMERISTOCK ETF TRUST, a Delaware statutory trust duly registered with the U.S. Securities and Exchange Commission under the 1940 Act (the Trust) on behalf of a number of separate investment portfolios listed on Schedule A hereto (each a Fund and collectively, the Funds). AMERISTOCK CORPORATION, a California corporation duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940 (the Adviser), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian).

                                   WITNESSETH:

      WHEREAS, under an Investment Advisory Agreement between the Trust and Adviser, the Adviser serves as the investment adviser of each Fund, and has agreed to pay most operating expenses of the Funds, including custodial expenses; and

      WHEREAS, the Trust and Adviser wish to employ BBH&Co. to act as custodian for the Funds' Investments and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth:

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Trust on behalf of each Fund, the Adviser and BBH&Co. hereby agree, as follows:

1. Appointment of Custodian. The Trust and Adviser hereby appoint BBH&Co. as the Funds' custodian for their Investments, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to a Fund's Investments shall be only as set forth expressly in this Agreement, which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2. Representations, Warranties and Covenants of the Trust and Adviser. The Trust and Adviser hereby represent, warrant and covenant each of the following:

         2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Trust and/or Adviser, or the duly appointed agent of either. This Agreement does not violate any Applicable Law applicable to the Trust of Adviser or conflict with or constitute a default under the Trust's Agreement and Declaration of Trust, any Fund's prospectus or other organic document. agreement, judgment, order or decree to which the Trust or a Fund is a party or by which it or their Investments are bound.

         2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Trust shall be deemed to have confirmed to the Custodian that it has (a) made all determinations required to be made under


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Applicable Law, and (b) appropriately and adequately disclosed to shareholders in the Funds and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

      2.3 The Trust shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Trust or the Adviser utilizes any on-line service offered by the Custodian, the Trust, the Adviser and the Custodian shall be fully responsible for the security of each party's respective connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof. Additionally, if the Trust uses any on-line or similar communications service made available by the Custodian, the Trust shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian's computer systems as directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust and the Adviser will only use the software for the purposes for which the Custodian provided the software to the Trust and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Trust.

3. Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law applicable to BBH&Co. or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4. Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Board of Trustees, acting directly or through or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

      4.1 Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Trust or a Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having full authority of the Trust to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Trust to the contrary.

      The Trust hereby designates the Distributor (as such term is defined under an Authorized Purchaser Agreement entered into by the Trust on behalf of the Funds, as approved by the Custodian (the Authorized Purchaser Agreement)) as an Authorized Person from whom the Custodian is hereby authorized to receive Instructions to accept deposits of cash and securities in connection with the purchase of shares of the Funds and the distribution of cash and securities in connection with the redemption of shares of the Funds. The specific securities to be received in


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

connection with a purchase of shares or to be distributed in connection with a redemption of shares shall be the securities specified by the Trust or Adviser in the applicable day's list of deposit securities or list of redemption securities, as the case may be, unless specific Instructions to the contrary are given to the Custodian.

      4.2 Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust or Authorized Persons from time to time unless the Trust shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

            4.2.1 Board of Trustees Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

            4.2.2 Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

            4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

      When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions. The provisions of Section 4A of the Uniform Commercial Code as currently in effect in the State of New York shall apply to the funds transfers performed in accordance with Instructions. The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

      4.3 Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in a Fund's Investments and upon any delivery and


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

transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

            4.3.1 The transaction date and the date and location of settlement;

            4.3.2 The specification of the type of transaction;

            4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and

            4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

      If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Authorized Person and the Authorized Person shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

      4.4 Timeliness of Instructions. In giving an Instruction, the Trust shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

5. Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for a Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of each Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for that Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.


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

      5.1 Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for a Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian (or any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the appropriate Fund or for the benefit of clients of the Custodian generally on its own books.

      5.2 Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

      5.3 Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of a Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

      5.4 Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

      5.5 Replacement of Lost Investments. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or. if less, such other amount as shall be agreed by the parties as the date for settlement.

6. Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of each Fund.

      6.1 Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of any Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.


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

      6.2 Sale of Investments. Pursuant to Instruction, Investments sold for the account of any Fund shall be delivered (a) against payment therefor in cash or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

      6.3 Delivery and Receipt in Connection with Borrowings of the Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of a Fund in connection with borrowings or loans by the Fund and other collateral and margin requirements.

      6.4 Futures and Over-the-Counter (OTC) Contracts. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust on behalf of a Fund or any Fund and a futures commission merchant regarding margin or a counterparty to an OTC contract (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same is provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts or the entering into of an option, forward or other derivatives transaction by the Fund, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account) segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the Margin Account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for margin purposes or to the counterparty or its custodian. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant or the counterparty or its custodian, to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; for funding margin deposits or otherwise providing Advances for the purpose of margin or other collateral in any Margin Account; or for the performance of any terms of any exchange-traded futures contracts, commodity options, forward contracts and other derivative transactions.

      6.5 Contractual Obligations and Similar Investments. From time to time, a Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If a Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and
(b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent


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

directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

      6.6 Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of a Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

      6.7 Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities: (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

      6.8 Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

      6.9 Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on a Fund's account and promptly notify the Trust of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

      6.10 Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for taking legal action to collect amounts due and payable with respect to Investments that are in default. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

      6.11 Ownership Certificates and Disclosure of the Fund's Interest. The Custodian is hereby authorized to execute on behalf of each Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

      With respect to securities issued in the United States of America, the Custodian [ X ] may [ ] may not release the identity of a Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct


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

      communications between such issuer and the Fund. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE FUND. A Fund may by Instruction change any election made under this paragraph. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

      6.12 Proxy Materials. The Custodian shall promptly deliver, or cause to be delivered, to the Trustees proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

      6.13 Taxes. The Custodian shall, where applicable, assist the Trust in the reclamation of taxes withheld on dividends and interest payments received by a Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding a Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

      6.14 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

      The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Trust shall have the right to request an accounting with respect to such expenses.

      In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall promptly provide to the Trust all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Trust or Authorized Person via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian hereunder. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

      The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.


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

7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars.

      7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of each Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of a Fund or the Custodian or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

            7.1.1 Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Funds, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation repurchase agreements, capital stock activity, expense payment) or other administrative purposes (each an "Account"). Each such Account shall be subject to the terms and conditions of this Agreement and each Fund shall be liable for the satisfaction of its own obligations in connection with each Account.

      7.2 Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

      7.3 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to each Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have


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

been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

      7.4 Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of a Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day (defined as any day other than a day on which the American Stock Exchange, the New York Stock Exchange or the U.S. Government securities markets are closed for regular trading)), the Trust hereby does:

            7.4.1 acknowledge that the Fund shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

            7.4.2 acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

            7.4.3 in addition, in order to secure the obligations of the Fund to pay or perform any and all obligations of the Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

      7.5 Custodian's Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to a Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Trust authorizes the Custodian, on behalf of the Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the

Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

      7.6 Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts shall collectively constitute a single and indivisible current account with respect to a Fund's obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account for a Fund maintained hereunder to the extent that the aggregate of all Principal Accounts for that Fund is overdrawn.

8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8 and, with respect to securities depositories, set forth in Section 5.1, the Trust each hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of any Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

      8.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States of America, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank meeting the requirements of a custodian and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States. Pursuant to Rule l7f-4 under the 1940 Act, the Custodian shall require each Subcustodian at a minimum to exercise reasonable care in accordance with reasonable commercial standards in discharging its duties as a Subcustodian.

      8.2 Responsibility for Subcustodians. The Custodian shall be liable to each Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any domestic Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred.

9. Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by a Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

      9.1 Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

            9.1.1 Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

            9.1.2 Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation. expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

            9.1.3 Duty to Mitigate. Nothing in this Section 9.1 shall relieve the Custodian from responsibility or liability for any loss or damage caused by its failure to take commercially reasonable steps to minimize the amount of loss or damage sustained by a Fund in connection with any Force Majeure event.

      9.2 Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

            9.2.1 Failure of Third Parties. The failure of the following third parties: (a) any futures commission merchant(s); (b) any issuer of Investments or book-entry or other agent of and issuer; (c) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (d) failure of the Adviser or other agent of the Fund; or (e) failure of other third parties similarly beyond the control or choice of the Custodian.

            9.2.2 Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith and has no reason to believe that any such information is inaccurate, or for the failure of any commercially reasonable information provider.

            9.2.3 Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of the Declaration of Trust, prospectus, Applicable Law, or actions by the trustees or shareholders of the Trust.

            9.2.4 Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of a Fund.

10. Indemnification.

      10.1 The Trust and Adviser hereby indemnify the Custodian and each Subcustodian. and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, reasonably incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, provided that such person is not subject to liability under any provision of this Agreement, including Section 9, or is required to indemnify a Fund or the Adviser under Section 10.2 of this Agreement.

      10.2 The Custodian hereby indemnifies each Fund and the Adviser, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, reasonably incurred or assessed against any of them as a direct result of the Custodian's negligence, willful misconduct or bad faith in its performance of this Agreement and any Instruction.

11. Reports and Records. The Custodian shall:

      11.1 create and maintain records relating to the performance of its obligations under this Agreement;

      11.2 make available to the Trust, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section II.l above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally;

      11.3 make available to the Trust all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein;

      11.4 pursuant to Rule 17f-4 under the 1940 Act, provide to the Trust, promptly upon the Trust's request, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

      The Trust shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Trust delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Trust. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12. Miscellaneous.

      12.1 Proxies, etc. The Trust or an Authorized Person will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

      12.2 Entire Agreement. This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

      12.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto.

      12.4 Successors and Assigns; Assignment All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

      12.5 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

      12.6 Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      12.7 Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and. if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (1)     if to the Trust or Adviser
                          1320 Harbor Bay Parkway
                          Suite 145
                          Alameda, California 94502
                          Attn: Nicholas D. Gerber, President
                          Telephone: (510) 522-3336
                          Facsimile: (510) 522-3334


                 (2)      if to the Custodian, to:
                          Brown Brothers Harriman & Co.
                          40 Water Street
                          Boston, Massachusetts 02109
                          Attn: Manager, Securities Department

                          Telephone: (617) 772-1818
                          Facsimile: (617) 772-2263,

or such other address as the Trust or the Custodian may have designated in writing to the other.

      All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by a nationally-recognized express courier, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, and (ii) in the case of mailing or delivery by facsimile, upon receipt by the intended party.

      12.8 Governing Law; Jurisdiction.

            12.8.1 All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

            12.8.2 Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

      The provisions of this Section 12.8 shall survive any termination of this Agreement, in whole or in part.

      12.9 No Partnership. The Custodian acts as an independent contractor with respect to the services provided under this Agreement. The terms and conditions of this Agreement do not create a partnership relationship between the Custodian and the Trust or any Fund or between the Custodian and the Adviser. The Trust and Adviser acknowledge that the Custodian may enter into similar agreements with others without the consent of the Trust or Adviser.

      12.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      12.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      12.12 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original bul all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

      12.13 Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) "including" means "including, but not limited to."

      12.14 Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement. The Custodian agrees that it shall treat confidentially all information provided to it by the Trust or Adviser regarding the Trust's or Adviser's business or operations, and the Trust and Adviser agree that they shall treat confidentially all information provided to them by the Custodian regarding the Custodian's business or operations. All confidential information provided by a party hereto shall be used by a party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and. except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not apply to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

      12.15 Counsel. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Trust or a Fund or (iii) such counsel as the Trust and the Custodian may agree upon, with respect to all matters. The Custodian shall not be considered to have engaged in any misconduct or to have acted negligently when soliciting and following such advice.

      12.16 Conflict. Nothing contained in this Agreement shall prevent the Custodian and its associates from, to the extent not prohibited by Applicable Law, (i) dealing as a principal or an intermediary in the sale, purchase or loan of a Fund's Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, for the account of any other client, or for the account of a Fund.

      12.17 Privacy. In the course of carrying out its obligations under this Agreement, each party shall maintain physical, procedural and/or electronic safeguards reasonably designed to protect information regarding each Fund and its investors that such party has obtained or to which such party has gained access.

13. Definitions. The following defined terms will have the respective meanings set forth below.

      13.1 Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian, or paid to third parties for account of a Fund or in discharge of any expense, tax or other item payable by a Fund.

      13.2 Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.4.1 applies.

      13.3 Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

      13.4 Agent(s) shall have the meaning set forth in the last sentence of
Section 6.

      13.5 Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes. treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

      13.6 Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of a Fund in accordance with Section 4.1.

      13.7 Book-entry Agent shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

      13.8 Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

      13.9 Electronic and Online Services Schedule shall mean any separate agreement entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Trust or an Authorized Person.

      13.10 Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Trust or its authorized representative via the internet or electronic mail.

      13.11 Funds Transfer Services Schedule shall mean any separate agreement entered into among the Custodian, the Board of Trustees or an Authorized Person with respect to certain matters concerning the processing of payment orders from Principal Accounts of a Fund.

      13.12 Instruction(s) shall have the meaning assigned in Section 4.

      13.13 Investment(s) shall mean any investment asset of a Fund, including without limitation: securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

      13.14 Margin Account shall have the meaning set forth in Section 6.4 hereof.

      13.15 Principal Account(s) shall mean deposit accounts of a Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

      13.16 Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of a Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

      13.17 Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market.

      13.18 Subcustodian(s) shall mean each bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

      13.19 Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

      13.20 1940 Act shall mean the Investment Company Act of 1940.

14. Compensation. The Adviser agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Adviser and the Custodian in effect on the date hereof or as amended from time to time, and (b) all reasonable out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Adviser under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

      15.1 Term, Notice and Effect. This Agreement shall have an initial term of two (2) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless any party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other parties at the addresses set forth in Section 12.5 hereof. Notwithstanding the foregoing provisions, the Trust or the Adviser (together, the "Fund Parties") or the Custodian may terminate this Agreement at any time (a) for cause, which is a material breach of the

Agreement not cured within 60 days, in which case termination shall be effective upon receipt of written notice by the breaching party, (b) upon thirty (30) days written notice by the Custodian to the Fund Parties in the event that a Fund Party is adjudged bankrupt or insolvent, or there shall be commenced against such Fund Party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or (c) upon thirty (30) days written notice by a Fund Party to the Custodian in the event that the Custodian adjudged bankrupt or insolvent, or there shall be commenced against the Custodian a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

      15.2 Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of a Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

      15.3 Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Trust either (a) deliver the Investments of a Fund held hereunder to the Trust at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $50,000,000 equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of a Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

16. Compliance Policies and Procedures. To assist the Trust in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co will upon request provide the Trust with information about its compliance program as mutually agreed.

The undersigned acknowledges that (I/we) have received a copy of this document.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.


BROWN BROTHERS HARRIMAN & CO.

By:  /s/ Timothy J. Connelly
     -----------------------
Name:  Timothy J. Connelly
Title: Partner
Date:  3/6/07


AMERISTOCK ETF TRUST

By:  /s/ Nicholas Gerber
     -----------------------
Name:   Nicholas Gerber
Title:  Director
Date:   March 5, 2007


AMERISTOCK CORPORATION

By:  /s/ Nicholas D. Gerber
     -----------------------
Name:   Nicholas D. Gerber
Title:  Director
Date:   March 5, 2007

       FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. Execution of Payment Orders. Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by Ameristock ETF Trust (the 'Trust"), on behalf of its separate investment portfolios ("Funds") to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in a Fund's name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of Mar 5 2007 by and among the Custodian, the Trust, and Ameristock Corporation, as amended or restated from time to time thereafter (the Agreement), provided that the Fund has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Trust as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Trust or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of a Fund or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. Security Procedure. Board of Trustees hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Trust agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Trust to the Custodian, (ii) all of the security procedures offered to the Trust by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Trust hereby elects (please choose one) the following Security Procedure as described below:

      [X] BIDS and BIDS Worldview Payment Products. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Trust shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Trust notifies the Custodian that its password is not secure.

      [ ] SWIFT. The Custodian and the Trust shall comply with SWIFT's authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

      [ ] Tested Telex. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and the Trust have agreed to use.

      [ ] Computer Transmission. The Custodian is able to accept transmissions sent from the Trust or Authorized Persons computer facilities to the Custodian's computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol among the Custodian and the Trust.

      [ ] Telefax Instructions. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Trust or Authorized Person to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will then either:

                  1. If the telefax requests a repetitive payment order, the Custodian may call the Trust or Authorized Person at its last known telephone number, request to speak to an Authorized Person, and confirm the authorization and details of the payment order (a Callback); or

                  2. If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

            All faxes must be accompanied by a fax cover sheet which indicates the sender's name, Fund name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

      [ ] Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

                  1. If a telephonic repetitive payment order, the Custodian may perform a Callback; or

                  2. If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

In the event the Trust chooses a procedure which is not a Security Procedure as described above, the Trust agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Trust.

3. Rejection of Payment Orders. The Custodian shall give the Trust timely notice of the Custodian's rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Trust notice of the Custodian's non-execution, the Custodian shall be liable only for each Fund's actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to a Fund pursuant to this Funds Transfer Services Schedule, such compensation will be payable in accordance with UCC 4A.

4. Cancellation of Payment Orders. The Trust or Authorized Person may cancel a payment order but the Custodian shall have no liability for the Custodian's failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian's execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. Responsibility for the Detection of Errors and Unauthorized Payment Orders. Except as may be provided, the Custodian is not responsible for detecting any Trust error contained in any payment order sent by the Trust or an Authorized Person to the Custodian. In the event that the Trust's or Authorized Person's payment order to the Custodian either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, the Custodian shall seek further Instructions from the Trust when and if it becomes aware or has reason to know of the discrepancy. If the Custodian is not aware and does not have reason to know of the discrepancy or does not receive further Instructions within a reasonable time after they are sought, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Trust so notifies the Custodian within thirty (30) Business Days following the Trust's receipt of notice that such payment order had been processed. If a payment order in the name of a Fund and accepted by the Custodian was not authorized by the Trust or Authorized Person, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. Laws and Regulations. The rights and obligations of the Custodian and the Trust with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the appropriate Fund.

7. Miscellaneous. All accounts opened by the Trust or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services

Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8. Indemnification. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE BOARD OF TRUSTEES AGREE TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR LOSSES THEREFROM.

                       ----------------------------------

       OPTIONAL: The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2.
            THE BOARD OF TRUSTEES MAY, AT ITS OWN RISK AND BY HEREBY
       AGREEING TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND
        EMPLOYEES FOR ALL LOSSES THEREFROM, ELECT TO WAIVE A CALLBACK BY
                       THE CUSTODIAN BY INITIALING HERE:____

                       ----------------------------------

The undersigned acknowledges that (I/we) have received a copy of this document.

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.

By:  /s/ Timothy J. Connelly
     -----------------------
Name:  Timothy J. Connelly
Title: Partner
Date:  3/6/07


AMERISTOCK ETF TRUST

By:  /s/ Nicholas Gerber
     -----------------------
Name:   Nicholas Gerber
Title:  Director
Date:   March 5, 2007

ELECTRONIC AND ON-LINE SERVICES SCHEDULE


This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of March 5, 2007 (as amended from time to time hereafter, the Agreement) by and among Brown Brothers Harriman & Co. (we, us our), Ameristock ETF Trust (you, your). and Ameristock Corporation provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct vou to use to access our products) and via a direct dial-up connection between your computer and our computers, as of March , 5, 2007 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.    General Terms.

      You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

      1.1. BIDS(R) and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

      1.2.  F/X WorldView, a system for executing foreign exchange trades;

      1.3. Fund WorldView, a system for receiving fund and prospectus information;

      1.4. BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

      1.5. ActionView(SM), a system for receiving certain corporate action information; 1.6. Risk View, an interactive portfolio risk analysis tool; and

      1.7.  Such other services as we shall from time to time offer.

2.    Security / Passwords.

      2.1. A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code
            (ID) and password(s) (Password) to access the Services.

      2.2. You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

      2.3. We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.    Instructions.

      3.1. Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

      3.2. The following additional provisions apply to Instructions provided via the Services:

            a. Instructions sent by electronic mail will not be accepted or acted upon.

            b. You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

            c. From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.    Electronic Documents.

      We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.    Malicious Code.

      You understand and agree that we will not be responsible to you for the introduction by you, your employees, agents, or representatives into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or subprogram, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code), provided in any case that we have taken commercially reasonable actions and precautions to protect the Services form the introduction of, and to minimize the damage caused by, the Malicious Code. You agree to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.    Indemnification.

      For avoidance of doubt, you hereby agree that the provisions in the Related Agreement(s) related to your indemnification of us and any limitations on our liability and responsibilities to you shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.    Payment.

      You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.    Term/Termination.

      8.1. This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

      8.2. We may terminate your access to the Services at any time, for any reason, with thirty (30) Business Days prior notice; provided that we may terminate your access to the Services with no prior notice
            (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us thirty (30) Business Days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.    Miscellaneous.

      9.1. Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

      9.2. Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

      9.3. Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this
            Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

      9.4. Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam.

      9.5. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

The undersigned acknowledges that (I/we) have received a copy of this document.


BROWN BROTHERS HARRIMAN & CO.

By:  /s/ Timothy J. Connelly
     -----------------------
Name:  Timothy J. Connelly
Title: Partner
Date:  3/6/07


AMERISTOCK ETF TRUST

By:  /s/ Nicholas Gerber
     -----------------------
Name:   Nicholas Gerber
Title:  Director
Date:   March 5, 2007